FIRST AMENDMENT TO
AARON’S, INC. AMENDED AND RESTATED
COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

1.Amendment. The first row of Appendix I of the Amended and Restated Compensation Plan for Nonemployee Directors (the “Plan”), which describes the amount and vesting of the Annual Retainer for Non-Employee Directors, is hereby amended to insert the following proviso at the end of the existing language in the third column of that first row: “provided, that, where the annual meeting of shareholders for the then-current year is held later than the date on which that meeting was held in the prior year, the Board shall have the discretion to make the vesting date for the RSUs granted to Non-Employee Directors on the date of the annual meeting of shareholders held in the then-current year be the two-year anniversary of the date on which the annual meeting of shareholders was held in the prior year” (the “Amendment”).

2.Defined Terms. Defined terms used herein, whose meanings are not set forth herein, shall have the definitions/meanings given to them in the Plan.

3.No Other Amendments. The Amendment, as described in Section 1 hereof, is the only amendment, change or modification to the Plan intended to be made herein or hereby, and there are no other amendments, changes or modifications to the Plan made by this document, other than the Amendment expressly set forth herein.
IN WITNESS WHEREOF, this Plan is executed as of June 18, 2020, the date the Board approved this Plan, to be effective as of that same date.

AARON’S, INC.

By: /s/ Steven A. Michaels

Title: Chief Financial Officer, President of Strategic Operations

SCHEDULE 1

Aaron’s, Inc. Compensation for Non-Employee Directors

Description	Amount	Comment
Annual Retainer – RSU	$125,000	Granted on the date of the annual meeting of shareholders and vests on one-year anniversary of date of grant; provided that, where the annual meeting of shareholders for the then-current year is held later than the date on which that meeting was held in the prior year, the Board shall have the discretion to make the vesting date for the RSUs granted to Non-Employee Directors on the date of the annual meeting of shareholders for the then-current year be the two-year anniversary of the date on which the annual meeting of shareholders was held in the prior year.